Exhibit 99.1

Oaktree Specialty Lending Corporation Announces Third Fiscal Quarter 2025 Financial Results

LOS ANGELES, CA, August 5, 2025 - Oaktree Specialty Lending Corporation (NASDAQ: OCSL) (“Oaktree Specialty Lending” or the “Company”), a specialty finance company, today announced its financial results for the fiscal quarter ended June 30, 2025.

Financial Highlights for the Quarter Ended June 30, 2025

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Total investment income was $75.3 million ($0.85 per share) for the third fiscal quarter of 2025, as compared with $77.6 million ($0.90 per share) for the second fiscal quarter of 2025. Adjusted total investment income was $74.3 million ($0.84 per share) for the third fiscal quarter of 2025, as compared with $77.2 million ($0.90 per share) for the second fiscal quarter of 2025. The decrease was driven by (i) lower non-recurring fee income, (ii) lower interest income driven by lower original issuance discount (“OID”) acceleration, a modestly smaller average portfolio and the impact of tightening spreads and (iii) lower dividend income from the Company’s investment in Senior Loan Fund JV I, LLC (“SLF JV I”).

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GAAP net investment income was $33.5 million ($0.38 per share) for the third fiscal quarter of 2025, as compared with $39.1 million ($0.45 per share) for the second fiscal quarter of 2025. The decrease for the quarter was primarily driven by lower total investment income and higher interest expense due to one time non-cash expenses associated with the acceleration of deferred financing costs, Part I incentive fees (net of fees waived) and operating expenses.

•

Adjusted net investment income was $32.5 million ($0.37 per share) for the third fiscal quarter of 2025, as compared with $38.7 million ($0.45 per share) for the second fiscal quarter of 2025. The decrease for the quarter was primarily driven by lower adjusted total investment income and higher interest expense, Part I incentive fees (net of fees waived) and operating expenses.

•

Net asset value (“NAV”) per share was $16.76 as of June 30, 2025, up as compared with $16.75 as of March 31, 2025. The increase from March 31, 2025 primarily reflected unrealized appreciation on certain debt and equity investments.

•

Originated $147.2 million of new investment commitments and received $249.4 million of proceeds from prepayments, exits, other paydowns and sales during the quarter ended June 30, 2025. The weighted average yield on new debt investments was 9.1%.

•	Total debt outstanding was $1,460.0 million as of June 30, 2025. The total debt to equity ratio was 0.99x, and the net debt to equity ratio was 0.93x, after adjusting for cash and cash equivalents.

•

The Company amended its syndicated credit facility which, among other things, reduced interest rate margins and extended the reinvestment period and final maturity date to April 8, 2029 and April 8, 2030, respectively.

•

Liquidity as of June 30, 2025 was composed of $79.8 million of unrestricted cash and cash equivalents and $650.0 million of undrawn capacity under the Company’s credit facility (subject to borrowing base and other limitations). Unfunded investment commitments were $305.3 million, or $278.2 million excluding unfunded commitments to the Company’s joint ventures. Of the $278.2 million, approximately $264.4 million can be drawn immediately with the remaining amount subject to certain milestones that must be met by portfolio companies or other restrictions.

•	A quarterly cash distribution was declared of $0.40 per share payable in cash on September 30, 2025 to stockholders of record on September 15, 2025.

“During the quarter, we further diversified our portfolio and amended and extended our credit facility on more favorable terms,” stated Armen Panossian, Chief Executive Officer and Co-Chief Investment Officer, “While we made progress in positioning our portfolio for long-term success, certain non-cash items impacted net investment income this quarter. Looking to the back half of the year, we remain focused on leveraging the Oaktree platform to source attractive investment opportunities in companies we believe are well-positioned to perform over the long term.”

Distribution Declaration

The Board of Directors declared a quarterly distribution of $0.40 per share, payable in cash on September 30, 2025 to stockholders of record on September 15, 2025.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Results of Operations

	For the three months ended
($ in thousands, except per share data)	June 30, 2025 (unaudited)	March 31, 2025 (unaudited)	June 30, 2024 (unaudited)
GAAP operating results:
Interest income	$69,390	$70,523	$85,953
PIK interest income	5,070	4,531	6,149
Fee income	286	1,742	1,460
Dividend income	525	772	1,404

Total investment income	75,271	77,568	94,966
Net expenses	41,734	38,235	50,391

Net investment income before taxes	33,537	39,333	44,575
(Provision) benefit for taxes on net investment income	(56)	(278)	—

Net investment income	33,481	39,055	44,575

Net realized and unrealized gains (losses), net of taxes	4,871	(75,304)	(43,455)

Net increase (decrease) in net assets resulting from operations	$38,352	$(36,249)	$1,120

Total investment income per common share	$0.85	$0.90	$1.16
Net investment income per common share	$0.38	$0.45	$0.54
Net realized and unrealized gains (losses), net of taxes per common share	$0.06	$(0.88)	$(0.53)
Earnings (loss) per common share — basic and diluted	$0.44	$(0.42)	$0.01
Non-GAAP Financial Measures[1]:
Adjusted total investment income	$74,297	$77,195	$95,573
Adjusted net investment income	$32,507	$38,682	$45,182
Adjusted net realized and unrealized gains (losses), net of taxes	$5,730	$(75,248)	$(44,055)
Adjusted earnings (loss)	$38,237	$(36,566)	$1,127
Adjusted total investment income per share	$0.84	$0.90	$1.17
Adjusted net investment income per share	$0.37	$0.45	$0.55
Adjusted net realized and unrealized gains (losses), net of taxes per share	$0.07	$(0.88)	$(0.54)
Adjusted earnings (loss) per share	$0.43	$(0.43)	$0.01

1 See Non-GAAP Financial Measures below for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company’s non-GAAP measures, including on a per share basis. The Company’s management uses these non-GAAP financial measures internally to analyze and evaluate financial results and performance and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing results and trends for the Company and to review the Company’s performance without giving effect to non-cash income/gain/loss resulting from the merger of Oaktree Strategic Income Corporation (“OCSI”) with and into the Company in March 2021 (the “OCSI Merger”) and the merger of Oaktree Strategic Income II, Inc. (“OSI2”) with and into the Company in January 2023 (the “OSI2 Merger”) and, in the case of adjusted net investment income, without giving effect to capital gains incentive fees. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

	As of

( $ in thousands, except per share data and ratios)	June 30, 2025 (unaudited)		March 31, 2025 (unaudited)		June 30, 2024 (unaudited)
Select balance sheet and other data:
Cash and cash equivalents	$79,799		$97,838		$96,321
Investment portfolio at fair value	2,809,377		2,892,771		3,121,703
Total debt outstanding (net of unamortized financing costs)	1,447,551		1,448,486		1,697,164
Net assets	1,476,469		1,475,113		1,496,133
Net asset value per share	16.76		16.75		18.19
Total debt to equity ratio	0.99	x	1.00	x	1.16	x
Net debt to equity ratio	0.93	x	0.93	x	1.10	x

Adjusted total investment income for the quarter ended June 30, 2025 was $74.3 million and included $68.4 million of interest income from portfolio investments, $5.1 million of payment-in-kind (“PIK”) interest income, $0.3 million of fee income and $0.5 million of dividend income. The $2.9 million quarterly decline in adjusted total investment income was primarily due to a $1.5 million decrease in non-recurring fee income, $1.2 million decrease in interest income, primarily attributable to lower OID acceleration, a modestly smaller average portfolio and the impact of tightening spreads, and a $0.2 million decrease in dividend income from the Company’s investment in SLF JV I.

Net expenses for the quarter ended June 30, 2025 totaled $41.7 million, up $3.5 million from the quarter ended March 31, 2025. The increase for the quarter was primarily driven by $2.9 million of higher interest expense, which was due to (i) the one-time acceleration of deferred financing costs in connection with both the termination of the Citibank credit facility and the amendment of the syndicated credit facility and (ii) higher interest rates on the unsecured notes due 2030 as compared to the 2025 unsecured notes that were repaid at maturity, which was partially offset by lower average borrowings outstanding during the quarter and reduced interest rate margins in connection with the amendment of the Company’s syndicated credit facility. Also contributing to higher net expenses was $0.4 million of Part I incentive fees (net of fees waived) and $0.4 million of higher operating expenses, partially offset by $0.1 million of lower management fees (net of fees waived).

Adjusted net investment income was $32.5 million ($0.37 per share) for the quarter ended June 30, 2025, which was down from $38.7 million ($0.45 per share) for the quarter ended March 31, 2025. The decline of $6.2 million primarily reflected $2.9 million of lower adjusted total investment income and $3.5 million of higher net expenses, offset by $0.2 million of lower income tax expense.

Adjusted net realized and unrealized losses, net of taxes, were $5.7 million for the quarter ended June 30, 2025.

Portfolio and Investment Activity

	As of

($ in thousands)	June 30, 2025 (unaudited)	March 31, 2025 (unaudited)	June 30, 2024 (unaudited)
Investments at fair value	$2,809,377	$2,892,771	$3,121,703
Number of portfolio companies	149	152	158
Average portfolio company debt size	$19,400	$19,700	$19,900

Asset class:
First lien debt	81.1%	80.9%	82.5%
Second lien debt	2.3%	3.4%	3.5%
Unsecured debt	4.9%	5.0%	3.8%
Equity	5.5%	4.6%	4.2%
JV interests	6.2%	6.1%	6.0%

Non-accrual debt investments:
Non-accrual investments at fair value	$83,637	$125,643	$110,599
Non-accrual investments at cost	181,660	217,401	172,827
Non-accrual investments as a percentage of debt investments at fair value	3.2%	4.6%	3.7%
Non-accrual investments as a percentage of debt investments at cost	6.6%	7.6%	5.7%
Number of investments on non-accrual	10	10	8

Interest rate type:
Percentage floating-rate	90.9%	89.8%	85.3%
Percentage fixed-rate	9.1%	10.2%	14.7%

Yields:
Weighted average yield on debt investments[1]	10.1%	10.2%	11.9%
Cash component of weighted average yield on debt investments	9.1%	9.3%	10.6%
Weighted average yield on total portfolio investments[2]	9.6%	9.8%	11.5%

Investment activity:
New investment commitments	$147,200	$407,000	$338,700
New funded investment activity[3]	$143,300	$405,800	$293,200
Proceeds from prepayments, exits, other paydowns and sales	$249,400	$279,400	$185,500
Net new investments[4]	$(106,100)	$126,400	$107,700
Number of new investment commitments in new portfolio companies	5	24	11
Number of new investment commitments in existing portfolio companies	6	8	9
Number of portfolio company exits	8	8	3

[1]

Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments, including the Company’s share of the return on debt investments in SLF JV I and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see Non-GAAP Financial Measures below) for the assets acquired in connection with the OCSI Merger and OSI2 Merger.

[2]

Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments and dividend income, including the Company’s share of the return on debt investments in SLF JV I and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the OCSI Merger and OSI2 Merger.

[3]	New funded investment activity includes drawdowns on existing revolver and delayed draw term loan commitments.
[4]	Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

As of June 30, 2025, the fair value of the investment portfolio was $2.8 billion and was composed of investments in 149 companies. These included debt investments in 128 companies, equity investments in 41 companies, and the Company’s joint venture investments in SLF JV I and OCSI Glick JV LLC (“Glick JV”). 22 of the equity investments were in companies in which the Company also had a debt investment.

As of June 30, 2025, 94.0% of the Company’s portfolio at fair value consisted of debt investments, including 81.1% of first lien loans, 2.3% of second lien loans and 10.6% of unsecured debt investments, including the debt investments in SLF JV I and Glick JV. This compared to 80.9% of first lien loans, 3.4% of second lien loans and 10.6% of unsecured debt investments, including the debt investments in SLF JV I and Glick JV, as of March 31, 2025.

As of June 30, 2025, there were ten investments on non-accrual status, which represented 6.6% and 3.2% of the debt portfolio at cost and fair value, respectively. As of March 31, 2025, there were ten investments on non-accrual status, which represented 7.6% and 4.6% of the debt portfolio at cost and fair value, respectively.

SLF JV I

The Company’s investments in SLF JV I totaled $127.5 million at fair value as of June 30, 2025, down 0.8% from $128.6 million as of March 31, 2025. The decrease was primarily driven by SLF JV I’s use of leverage and realized and unrealized losses in the underlying investment portfolio.

As of June 30, 2025, SLF JV I had $358.0 million in assets, including senior secured loans to 52 portfolio companies. This compared to $374.7 million in assets, including senior secured loans to 52 portfolio companies, as of March 31, 2025. SLF JV I generated cash interest income of $3.3 million for the Company during the quarter ended June 30, 2025, up from $3.2 million in the prior quarter. In addition, SLF JV I generated dividend income of $0.5 million for the Company during the quarter ended June 30, 2025, down from $0.7 million in the prior quarter. As of June 30, 2025, SLF JV I had $73.0 million of undrawn capacity (subject to borrowing base and other limitations) on its $270 million senior revolving credit facility, and its debt to equity ratio was 1.4x.

Glick JV

The Company’s investments in Glick JV totaled $47.1 million at fair value as of June 30, 2025, down 0.6% from $47.3 million as of March 31, 2025. The decrease was primarily driven by Glick JV’s use of leverage and realized and unrealized losses in the underlying investment portfolio.

As of June 30, 2025, Glick JV had $128.5 million in assets, including senior secured loans to 42 portfolio companies. This compared to $125.1 million in assets, including senior secured loans to 41 portfolio companies, as of March 31, 2025. Glick JV generated cash interest income of $1.3 million for the Company during the quarter ended June 30, 2025, flat from the prior quarter. As of June 30, 2025, Glick JV had $31.0 million of undrawn capacity (subject to borrowing base and other limitations) on its $100 million senior revolving credit facility, and its debt to equity ratio was 1.3x.

Liquidity and Capital Resources

As of June 30, 2025, the Company had total principal value of debt outstanding of $1,460.0 million, including $510.0 million of outstanding borrowings under its revolving credit facility, $350.0 million of the 2.700% Notes due 2027, $300.0 million of the 7.100% Notes due 2029 and $300.0 million of the 6.340% Notes due 2030. The funding mix was composed of 35% secured and 65% unsecured borrowings as of June 30, 2025. The Company was in compliance with all financial covenants under its syndicated credit facility as of June 30, 2025.

As of June 30, 2025, the Company had $79.8 million of unrestricted cash and cash equivalents and $650.0 million of undrawn capacity on its credit facility (subject to borrowing base and other limitations). As of June 30, 2025, unfunded investment commitments were $305.3 million, or $278.2 million excluding unfunded commitments to the Company’s joint ventures. Of the $278.2 million, approximately $264.4 million could be drawn immediately with the remaining amount subject to certain milestones that must be met by portfolio companies or other restrictions. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to invest in market opportunities as they arise.

As of June 30, 2025, the weighted average interest rate on debt outstanding, including the effect of the interest rate swap agreements was 6.6%, down from 6.7% as of March 31, 2025, primarily driven by reduced interest rate margins in connection with the amendment of the Company’s syndicated credit facility and the termination of the Citibank credit facility.

The Company’s total debt to equity ratio was 0.99x and 1.00x as of each of June 30, 2025 and March 31, 2025, respectively. The Company’s net debt to equity ratio was 0.93x and 0.93x as of each of June 30, 2025 and March 31, 2025, respectively.

Non-GAAP Financial Measures

On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company’s management uses these non-GAAP financial measures internally to analyze and evaluate financial results and performance and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing results and trends for the Company and to review the Company’s performance without giving effect to non-cash income/gain/loss resulting from the OCSI Merger and the OSI2 Merger and in the case of adjusted net investment income, without giving effect to capital gains incentive fees. The presentation of the below non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

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“Adjusted Total Investment Income” and “Adjusted Total Investment Income Per Share” – represents total investment income excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger.

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“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” – represents net investment income, excluding (i) any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger and (ii) capital gains incentive fees (“Part II incentive fees”).

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“Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes” and “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share” – represents net realized and unrealized gains (losses) net of taxes excluding any net realized and unrealized gains (losses) resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger.

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“Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” – represents the sum of (i) Adjusted Net Investment Income and (ii) Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes and includes the impact of Part II incentive fees[1], if any.

The OCSI Merger and the OSI2 Merger (the “Mergers”) were accounted for as asset acquisitions in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues (“ASC 805”). The consideration paid to each of the stockholders of OCSI and OSI2 were allocated to the individual assets acquired and liabilities assumed based on the relative fair values of the net identifiable assets acquired other than “non-qualifying” assets, which established a new cost basis for the acquired investments under ASC 805 that, in aggregate, was different than the historical cost basis of the acquired investments prior to the OCSI Merger or the OSI2 Merger, as applicable. Additionally, immediately following the completion of the Mergers, the acquired investments were marked to their respective fair values under ASC 820, Fair Value Measurements, which resulted in unrealized appreciation/depreciation. The new cost basis established by ASC 805 on debt investments acquired will accrete/amortize over the life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation/depreciation on such investment acquired through its ultimate disposition. The new cost basis established by ASC 805 on equity investments acquired will not accrete/amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company will recognize a realized gain/loss with a corresponding reversal of the unrealized appreciation/depreciation on disposition of such equity investments acquired.

The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not adjusted the cost basis of certain investments pursuant to ASC 805. The Company’s management believes “Adjusted Total Investment Income”, “Adjusted Total Investment Income Per Share”, “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to the income resulting from the new cost basis of the investments acquired in the Mergers because these amounts do not impact the fees payable to Oaktree Fund Advisors, LLC (the “Adviser”) under its investment advisory agreement (as amended and restated from time to time, the “A&R Advisory Agreement”), and specifically as its relates to “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”, without giving effect to Part II incentive fees. In addition, the Company’s management believes that “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes”, “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share”, “Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” are useful to investors as they exclude the non-cash

1 Adjusted earnings (loss) includes accrued Part II incentive fees. As of and for the three months ended June 30, 2025, there was no accrued Part II incentive fee liability. Part II incentive fees are contractually calculated and paid at the end of the fiscal year in accordance with the A&R Advisory Agreement, which differs from Part II incentive fees accrued under GAAP. For the three months ended June 30, 2025, no amounts were payable under the A&R Advisory Agreement.

income and gain/loss resulting from the Mergers and are used by management to evaluate the economic earnings of its investment portfolio. Moreover, these metrics more closely align the Company’s key financial measures with the calculation of incentive fees payable to the Adviser under with the A&R Advisory Agreement (i.e., excluding amounts resulting solely from the lower cost basis of the acquired investments established by ASC 805 that would have been to the benefit of the Adviser absent such exclusion).

The following table provides a reconciliation of total investment income (the most comparable U.S. GAAP measure) to adjusted total investment income for the periods presented:

	$		$		$		$		$		$
	For the three months ended
	June 30, 2025 (unaudited)				March 31, 2025 (unaudited)				June 30, 2024 (unaudited)

($ in thousands, except per share data)	Amount		Per Share		Amount		Per Share		Amount		Per Share
GAAP total investment income		$75,271		$0.85		$77,568		$0.90		$94,966		$1.16
Interest income amortization (accretion) related to merger accounting adjustments		(974)		(0.01)		(373)		—		607		0.01

Adjusted total investment income		$74,297		$0.84		$77,195		$0.90		$95,573		$1.17

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	$		$		$		$		$		$
	For the three months ended
	June 30, 2025 (unaudited)				March 31, 2025 (unaudited)				June 30, 2024 (unaudited)

($ in thousands, except per share data)	Amount		Per Share		Amount		Per Share		Amount		Per Share
GAAP net investment income		$33,481		$0.38		$39,055		$0.45		$44,575		$0.54
Interest income amortization (accretion) related to merger accounting adjustments		(974)		(0.01)		(373)		—		607		0.01
Part II incentive fee		—		—		—		—		—		—

Adjusted net investment income		$32,507		$0.37		$38,682		$0.45		$45,182		$0.55

The following table provides a reconciliation of net realized and unrealized gains (losses), net of taxes (the most comparable U.S. GAAP measure) to adjusted net realized and unrealized gains (losses), net of taxes for the periods presented:

	$		$		$		$		$		$
	For the three months ended
	June 30, 2025 (unaudited)				March 31, 2025 (unaudited)				June 30, 2024 (unaudited)

($ in thousands, except per share data)	Amount		Per Share		Amount		Per Share		Amount		Per Share
GAAP net realized and unrealized gains (losses), net of taxes		$4,871		$0.06		$(75,304)		$(0.88)		$(43,455)		$(0.53)
Net realized and unrealized gains (losses) related to merger accounting adjustments		859		0.01		56		—		(600)		(0.01)

Adjusted net realized and unrealized gains (losses), net of taxes		$5,730		$0.07		$(75,248)		$(0.88)		$(44,055)		$(0.54)

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure) to adjusted earnings (loss) for the periods presented:

	$		$		$		$		$		$
	For the three months ended
	June 30, 2025 (unaudited)				March 31, 2025 (unaudited)				June 30, 2024 (unaudited)

($ in thousands, except per share data)	Amount		Per Share		Amount		Per Share		Amount		Per Share
Net increase (decrease) in net assets resulting from operations		$38,352		$0.44		$(36,249)		$(0.42)		$1,120		$0.01
Interest income amortization (accretion) related to merger accounting adjustments		(974)		(0.01)		(373)		—		607		0.01
Net realized and unrealized gains (losses) related to merger accounting adjustments		859		0.01		56		—		(600)		(0.01)

Adjusted earnings (loss)		$38,237		$0.43		$(36,566)		$(0.43)		$1,127		$0.01

Conference Call Information

Oaktree Specialty Lending will host a conference call to discuss its third fiscal quarter 2025 results at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on August 5, 2025. The conference call may be accessed by dialing (877) 507-3275 (U.S. callers) or +1 (412) 317-5238 (non-U.S. callers). All callers will need to reference “Oaktree Specialty Lending” once connected with the operator. Alternatively, a live webcast of the conference call can be accessed through the Investors section of Oaktree Specialty Lending’s website, www.oaktreespecialtylending.com. During the conference call, the Company intends to refer to an investor presentation that will be available on the Investors section of its website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on Oaktree Specialty Lending’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 5201181, beginning approximately one hour after the broadcast.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. The Company’s investment objective is to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. The Company is regulated as a business development company under the Investment Company Act of 1940, as amended, and is externally managed by Oaktree Fund Advisors, LLC, an affiliate of Oaktree Capital Management, L.P. For additional information, please visit Oaktree Specialty Lending’s website at www.oaktreespecialtylending.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of the Company and distribution projections; business prospects of the Company and the prospects of its portfolio companies; and the impact of the investments that the Company expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) changes or potential disruptions in the Company’s operations, the economy, financial markets or political environment, including those caused by tariffs and trade disputes with other countries, inflation and an elevated interest rate environment; (ii) risks associated with possible disruption in the operations of the Company or the economy generally due to terrorism, war or other geopolitical conflict, natural disasters, pandemics or cybersecurity incidents; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (iv) conditions in the Company’s operating areas, particularly with respect to business development companies or regulated investment companies; and (v) other considerations that may be disclosed from time to time in the Company’s publicly disseminated documents and filings. The Company has based the forward-looking statements included in this press release on information available to it on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that the Company in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Specialty Lending Corporation

Clark Koury

(213) 830-6222

ocsl-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com

Oaktree Specialty Lending Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

	$		$		$
	June 30, 2025 (unaudited)		March 31, 2025 (unaudited)		September 30, 2024
ASSETS
Investments at fair value:
Control investments (cost June 30, 2025: $377,134; cost March 31, 2025: $375,317; cost September 30, 2024: $372,901)		$230,697		$230,904		$289,404
Affiliate investments (cost June 30, 2025: $59,044; cost March 31, 2025: $35,295; cost September 30, 2024: $38,175)		55,978		32,475		35,677
Non-control/Non-affiliate investments (cost June 30, 2025: $2,576,411; cost March 31, 2025: $2,703,644; cost September 30, 2024: $2,733,843)		2,522,702		2,629,392		2,696,198

Total investments at fair value (cost June 30, 2025: $3,012,589; cost March 31, 2025: $3,114,256; September 30, 2024: $3,144,919)		2,809,377		2,892,771		3,021,279
Cash and cash equivalents		79,799		97,838		63,966
Restricted cash		—		10,370		14,577
Interest, dividends and fees receivable		23,330		22,768		38,804
Due from portfolio companies		297		317		12,530
Receivables from unsettled transactions		10,969		18,526		17,548
Due from broker		15,550		25,190		17,060
Deferred financing costs		10,234		10,196		11,677
Deferred offering costs		161		161		125
Derivative assets at fair value		7,910		—		—
Other assets		6,585		1,030		775

Total assets		$2,964,212		$3,079,167		$3,198,341

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities		$891		$3,451		$3,492
Base management fee and incentive fee payable		7,603		7,332		15,517
Due to affiliate		2,381		1,277		4,088
Interest payable		12,246		14,087		16,231
Payables from unsettled transactions		—		110,202		15,666
Derivative liabilities at fair value		16,802		19,219		16,843
Deferred tax liability		269		—		—
Credit facilities payable		510,000		520,000		710,000
Unsecured notes payable (net of $7,097, $7,573 and $4,935 of unamortized financing costs as of June 30, 2025, March 31, 2025 and September 30, 2024, respectively)		937,551		928,486		928,693

Total liabilities		1,487,743		1,604,054		1,710,530

Commitments and contingencies
Net assets:
Common stock, $0.01 par value per share, 250,000 shares authorized; 88,086, 88,086 and 82,245 shares issued and outstanding as of June 30, 2025, March 31, 2025 and September 30, 2024, respectively		881		881		822
Additional paid-in-capital		2,367,337		2,367,337		2,264,449
Accumulated overdistributed earnings		(891,749)		(893,105)		(777,460)

Total net assets (equivalent to $16.76, $16.75 and $18.09 per common share as of June 30, 2025, March 31, 2025 and September 30, 2024, respectively)		1,476,469		1,475,113		1,487,811

Total liabilities and net assets		$2,964,212		$3,079,167		$3,198,341

Oaktree Specialty Lending Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

	$		$		$		$		$
	Three months ended June 30, 2025 (unaudited)		Three months ended March 31, 2025 (unaudited)		Three months ended June 30, 2024 (unaudited)		Nine months ended June 30, 2025 (unaudited)		Nine months ended June 30, 2024 (unaudited)
Interest income:
Control investments		$5,165		$4,884		$5,924		$15,275		$17,878
Affiliate investments		277		159		192		602		526
Non-control/Non-affiliate investments		62,441		63,915		78,681		198,165		239,205
Interest on cash and cash equivalents		1,507		1,565		1,156		4,293		5,014

Total interest income		69,390		70,523		85,953		218,335		262,623

PIK interest income:
Control investments		—		—		677		830		1,819
Affiliate investments		28		27		11		83		11
Non-control/Non-affiliate investments		5,042		4,504		5,461		14,416		12,984

Total PIK interest income		5,070		4,531		6,149		15,329		14,814

Fee income:
Control investments		—		—		13		—		39
Affiliate investments		—		—		—		—		5
Non-control/Non-affiliate investments		286		1,742		1,447		3,707		5,269

Total fee income		286		1,742		1,460		3,707		5,313

Dividend income:
Control investments		525		700		1,400		1,925		4,200
Non-control/Non-affiliate investments		—		72		4		190		30

Total dividend income		525		772		1,404		2,115		4,230

Total investment income		75,271		77,568		94,966		239,486		286,980

Expenses:
Base management fee		7,195		7,515		11,781		22,854		34,862
Part I incentive fee		5,767		6,733		8,341		20,413		25,821
Professional fees		1,388		1,227		1,091		3,682		3,808
Directors fees		160		160		160		480		480
Interest expense		31,061		28,191		32,513		89,814		96,564
Administrator expense		525		388		391		1,350		1,083
General and administrative expenses		997		937		824		2,860		1,941

Total expenses		47,093		45,151		55,101		141,453		164,559
Management fees waived		—		(183)		(1,500)		(933)		(4,500)
Part I incentive fees waived		(5,359)		(6,733)		(3,210)		(18,469)		(3,210)

Net expenses		41,734		38,235		50,391		122,051		156,849

Net investment income before taxes		33,537		39,333		44,575		117,435		130,131
(Provision) benefit for taxes on net investment income		(56)		(278)		—		(597)		—

Net investment income		33,481		39,055		44,575		116,838		130,131

Unrealized appreciation (depreciation):
Control investments		(2,024)		(37,686)		(17,580)		(62,940)		(22,434)
Affiliate investments		(246)		(642)		(324)		(568)		(1,156)
Non-control/Non-affiliate investments		18,905		(28,975)		42,997		(17,268)		3,986
Foreign currency forward contracts		1,937		(14,720)		1,106		(2,289)		(4,474)

Net unrealized appreciation (depreciation)		18,572		(82,023)		26,199		(83,065)		(24,078)

Realized gains (losses):
Control investments		—		13		—		13		786
Affiliate investments		145		333		—		190		—
Non-control/Non-affiliate investments		1,705		(1,547)		(69,163)		(16,898)		(87,936)
Foreign currency forward contracts		(15,282)		7,906		(289)		(7,342)		2,642

Net realized gains (losses)		(13,432)		6,705		(69,452)		(24,037)		(84,508)

(Provision) benefit for taxes on realized and unrealized gains (losses)		(269)		14		(202)		(394)		(553)

Net realized and unrealized gains (losses), net of taxes		4,871		(75,304)		(43,455)		(107,496)		(109,139)

Net increase (decrease) in net assets resulting from operations		$38,352		$(36,249)		$1,120		$9,342		$20,992

Net investment income per common share — basic and diluted		$0.38		$0.45		$0.54		$1.37		$1.63
Earnings (loss) per common share — basic and diluted		$0.44		$(0.42)		$0.01		$0.11		$0.26
Weighted average common shares outstanding — basic and diluted		88,086		85,916		81,830		85,402		79,804